Exhibit 99.2

Press Release For Immediate Release	Contact: Christopher D. Myers President and CEO (909) 980-4030

CVB Financial Corp. CEO to Present at

Investor Meetings in Boston and New York City

Ontario, CA, May 28, 2014 - Christopher D. Myers, President and Chief Executive Officer of CVB Financial Corp., will be presenting and meeting with various investors at Keefe, Bruyette & Woods, Inc. in Boston on Friday, May 30, 2014 and with Sandler O’Neill and various investors in New York City on Monday, June 2, 2014.

Mr. Myers’ presentation will be available on CVB Financial Corp.’s website at www.cbbank.com under “Our Investors” tab, “Investor Presentation”, for 90 days.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California. Following its acquisition of American Security Bank, the Bank’s assets currently exceed $7.3 billion. Citizens Business Bank serves 43 cities with 42 Business Financial Centers, six Commercial Banking Centers, and three trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, and the Central Valley areas of California.

Shares of CVB Financial Corp. are listed on the NASDAQ under the ticker symbol “CVBF.” For investor information on CVB Financial Corp. and Citizens Business Bank, visit our Citizens Business Bank website at www.cbbank.com and click on the “Our Investors” tab.